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                                                                  Exhibit 5.1


                          December 27, 1996


Specialty Teleconstructors, Inc.
12001 Hwy 14 North
Cedar Crest, New Mexico 87008

  Re: Registration Statement on Form S-8 Relating to the
      Amended and Restated Specialty Teleconstructors, Inc. 1994 Stock Plan And the Specialty Teleconstructors, Inc. Outside Directors Stock Option Plan (collectively, the "Plans")
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Ladies and Gentlemen:

  Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Specialty Teleconstructors, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 450,000 shares of Common Stock, $.01 par value, of the Company (the "Shares").

  We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's articles of incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

  We are members only of the Bar of the State of Texas and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the State of Texas, the United States of America, and the General Corporation Law of the State of Nevada.

  Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,


                             JORDAAN, HOWARD & PENNINGTON, PLLC


                             By:   /s/ Jeffrey A. Howard, Manager
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